UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2007

COASTAL BANCSHARES ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51155 (Commission File Number)	20-1191778 (IRS Employer Identification No.)

9821 Katy Freeway, Suite 101 Houston, Texas (Address of principal executive offices)		77024 (Zip Code)
Registrant’s telephone number, including area code:		(713) 722-7808

_______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 12, 2007, Coastal Bancshares Acquisition Corp. (the “Company”) settled the pending litigation that had been brought by Intercontinental Bank Shares Corporation against the Company and two of its directors, Cary M. Grossman and W. Donald Brunson. The settlement, amongst other things, dissolved the injunction requiring the Company to leave at least $600,000 in its trust account. As a result of the settlement of the litigation, if the dissolution and Plan of Liquidation is approved at the Company’s upcoming special meeting of stockholders to be held on February 26, 2007, the Company will make one complete and final liquidating distribution to the Company’s public stockholders of the proceeds in the Company’s trust account. The Company currently estimates the amount of the distribution to be approximately $5.49 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL BANCSHARES ACQUISITION CORP.

Date: February 13, 2007	By:	/s/ Cary M. Grossman
	Name:	Cary M. Grossman
	Title:	Chief Executive Officer